SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2002

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation)	0-5305 (Commission File Number)	94-1722214 (I.R.S. Employer Identification Number)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809

(Address of principal executive offices, including zip code)

415-445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

SECOND QUARTER RESULTS	YEAR-TO-DATE HIGHLIGHTS
• $69 million total revenue	• $131 million property acquisitions
• $0.42 EPS	• $60 million developments completed
• $0.67 per share FFO	• $135 million total revenue
• $0.4875 per share cash dividend	• $0.86 EPS
• 73% FFO payout ratio	• $1.34 per share FFO

On July 15, 2002, BRE PROPERTIES, INC. reported operating results for the quarter and six months ended June 30, 2002. Net income available to common shareholders for the second quarter totaled $19.4 million, or $0.42 per diluted share, as compared with $19.2 million, or $0.41 per diluted share, for the same period 2001, which included expenses and losses associated with the company’s Internet investment of $2.9 million, or $0.06 per share. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter totaled $47.0 million, up from $46.3 million in the same quarter 2001. For the second quarter 2002, revenues totaled $68.7 million, as compared with $66.2 million a year ago.

Net income available to common shareholders for the six-month period totaled $39.6 million, or $0.86 per diluted share, as compared with $36.8 million, or $0.79 per diluted share, for the same period 2001, which included expenses and losses associated with the company’s Internet investment of $7.2 million, or $0.15 per share. Year-to-date, EBITDA totaled $93.1 million, up from $91.7 million a year ago, an increase of 1.5%. For the six months ended June 30, 2002, revenues totaled $135.3 million, as compared with revenues of $131.6 million for the same period 2001.

For the second quarter, funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $32.2 million, or $0.67 per diluted share, compared with $33.2 million, or $0.68 per diluted share, for the same period 2001. For the six-month period, FFO totaled $64.3 million, or $1.34 per diluted share, compared with $65.6 million, or $1.35 per diluted share, in the same period 2001.

BRE’s overall operating results were influenced by year-over-year same-store performance, and income derived from apartment communities developed and acquired during the last 12 months. For the second quarter 2002, same-store net operating income (NOI) decreased 4% as compared with second quarter 2001 results. On a sequential basis, same-store NOI decreased 1% from first quarter 2002. The company’s operating results continue to reflect depressed regional and national conditions, which have reduced market-level rents and occupancy.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 22,245 apartment units owned by BRE, same-store units totaled 19,574 for the quarter and 19,226 for the year-to-date period.

Lower average monthly rents and a reduced level of physical occupancy influenced same-store property results. On a year-over-year basis, average market level rents in the same-store portfolio decreased 4% to $1,096 from $1,143. Physical occupancy levels averaged 94% during the quarter, as compared with 95% during second quarter 2001.

Same-Store % Growth Results
Q2 2002 Compared to Q2 2001

	# of Units	% of NOI	% Change Revenue	% Change Expenses	% Change NOI
San Francisco	3,488	28%	-9%	7%	-13%
San Diego	2,923	17%	5%	3%	5%
L.A./Orange County	2,976	15%	5%	-1%	7%
Seattle	2,316	10%	-4%	8%	-10%
Phoenix	2,694	10%	-5%	4%	-9%
Sacramento	1,896	9%	3%	5%	2%
Salt Lake City	1,517	5%	0%	-2%	2%
Denver	984	4%	-5%	2%	-8%
Portland	780	2%	0%	9%	-6%

Total/Average	19,574	100%	-2%	4%	-4%

Same-Store % Growth Results
YTD 2002 Compared to YTD 2001

	# of Units	% of NOI	% Change Revenue	% Change Expenses	% Change NOI
San Francisco	3,488	28%	-9%	6%	-12%
San Diego	2,575	15%	5%	5%	5%
L.A./Orange County	2,976	15%	6%	-1%	9%
Seattle	2,316	10%	-3%	4%	-6%
Phoenix	2,694	10%	-5%	4%	-9%
Sacramento	1,896	9%	4%	4%	4%
Salt Lake City	1,517	6%	3%	-1%	4%
Denver	984	5%	-3%	0%	-4%
Portland	780	2%	1%	6%	-3%

Total/Average	19,226	100%	-1%	3%	-3%

Same-Store Occupancy and Turnover Rates
Q2 2002 Compared to Q2 2001

	Occupancy Levels		Turnover Ratio
	Q2 2002	Q2 2001	Q2 2002	Q2 2001
San Francisco	95%	93%	68%	80%
San Diego	96%	95%	64%	64%
L.A./Orange County	96%	97%	55%	53%
Sacramento	95%	96%	88%	73%
Seattle	94%	96%	62%	50%
Portland	93%	95%	64%	69%
Salt Lake City	93%	93%	80%	110%
Denver	93%	97%	79%	89%
Phoenix	92%	93%	81%	75%

Total/Average	94%	95%	70%	71%

San Francisco Bay Area Performance

In the second quarter, BRE’s S.F. Bay area communities continued to experience improved occupancy and resident turnover levels as compared to first quarter 2002. During the second quarter, physical occupancy averaged 95%, increasing from 93% during the first quarter. Annualized resident turnover in this market was 68% for the quarter, down from the 1Q 2002 annualized level of 71%. However, market-level rents have not fully stabilized, declining approximately 1% during the second quarter. The continued decline in market-level rents, while slowing, contributed to a sequential decline of 2% in same-store NOI. The following table provides sequential operating data for the S.F. Bay area for the past six quarters.

S.F. Bay Area Operating Metrics
Past Six Quarters Ending June 30, 2002
	Market Rent Per Unit	Market Rent % Change	Average Physical Occupancy	Annualized Turnover
Q1 2001	$1,963	-1.O%	96%	53%
Q2 2001	$1,833	-6.6%	93%	80%
Q3 2001	$1,755	-4.3%	93%	77%
Q4 2001	$1,599	-8.9%	92%	81%
Q1 2002	$1,573	-1.6%	93%	71%
Q2 2002	$1,551	-1.4%	95%	68%

% Change in Market Rent Q1 2001 to Q2 2002: -21%

Acquisition and Development Activity

In mid-June, the company acquired three Southern California apartment communities, for a total cost of approximately $75 million. The properties include: Bernardo Crest, comprising 216 one-, two- and three-bedroom garden apartments, located adjacent to downtown Rancho Bernardo, a master-planned community within the City of San Diego; Mission Trails, located northeast of Mission Valley in San Diego, with 208 one- and two-bedroom apartment homes; and Boulder Creek, near the University of California at Riverside, with 264 studio, one- and two-bedroom apartment homes. The acquisition of these properties increases BRE’s Southern California portfolio to a total of 28 communities, 7,251 units.

During the second quarter, BRE acquired the ownership interests of its joint venture partners in two communities: Pinnacle Blue Ravine, a 260-unit apartment community located in Sacramento, California; and Pinnacle Sonata, a 268-unit community located in Bothell, Washington. The company also consolidated its investment in a third joint venture property, Pinnacle Stonecreek, a 226-unit community located in Phoenix, Arizona. The transactions resulted in an increase in real estate assets of $79.3 million, and an increase in secured indebtedness of $15.5 million. The communities are now wholly owned by BRE.

At June 30, 2002, the company had four communities in the lease-up phase. Apartment units delivered and in service totaled 621 units, which will increase to 809 units upon the completion of construction. Average occupancy for the lease-up communities was 75% of delivered units, and 58% of total units at the end of second quarter 2002.

BRE currently has six communities with 1,493 units in development, at a total estimated cost of approximately $240 million. Four development communities are located in Southern California and two in the Denver, Colorado region. Expected delivery dates for these communities range from third quarter 2002 to first quarter 2004. In addition, the company owns two parcels of land in Southern California that represent 344 units of future development. It is anticipated that construction on the two sites will commence by fourth quarter 2002.

Financial Information

On June 20, BRE closed the offering of three million shares of 8.08% Series B Cumulative Redeemable Preferred Stock at $25 per share. The Series B Preferred Stock will be redeemable at $25 per share on or after June 20, 2007. The preferred shares trade on the NYSE under the symbol BRE_prb.

The net proceeds of the offering will be used to invest in additional multifamily apartment communities and, pending such use, were used to repay borrowings under the company’s unsecured credit facility, which had an outstanding balance of $287 million as of June 30, 2002.

At June 30, 2002, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $2.7 billion, with a debt-to-total market capitalization ratio of 41%. BRE’s outstanding debt of $1.l billion carried a weighted average interest rate of 5.75%. For the quarter, BRE’s coverage ratio of EBITDA to interest expense was 3.4 times. The weighted average maturity for BRE’s debt is seven years, excluding amounts drawn on the company’s line of credit, and six years when amounts currently drawn are included.

For Q2 2002, cash dividend payments to common shareholders totaled $22.4 million, or $0.4875 per share, a 5% per share increase from $21.7 million, or $0.465 per share, for the same period 2001. Correspondingly, the FFO payout ratio for Q2 2002 was 73%, as compared with 68% for Q2 2001. Cash dividend payments for the six months ended June 30, 2002 reached $44.8 million, or $.975 per share, as compared to $43.3 million, or $0.93 per share in same period last year. The year-to-date 2002 FFO payout ratio was 73%, as compared to 69% for the first six months in 2001.

BRE Properties, Inc.
Financial Summary
June 30, 2002

CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands)

	June 30, 2002	June 30, 2001
Assets

Real estate portfolio
Direct investments in real estate:
Investments in rental properties	$2,023,196	$1,682,019
Construction in progress	85,065	59,586
Less: accumulated depreciation	(180,103)	(141,387)

	1,928,158	1,600,218

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	11,104	30,288
Construction in progress	51,247	39,067

	62,351	69,355

Land under development	19,615	23,856

Total real estate portfolio	2,010,124	1,693,429

Cash	4,877	2,000
Other assets	51,559	51,043

Total assets	$2,066,560	$1,746,472

Liabilities and shareholders’ equity

Liabilities
Unsecured senior notes	$623,672	$483,000
Unsecured line of credit	287,000	154,000
Mortgage loans	215,979	212,711
Accounts payable and accrued expenses	34,205	29,560

Total liabilities	1,160,856	879,271

Minority interest	51,507	59,267

Shareholders’ equity
Preferred stock, $.01 par value; $25 liquidation preference;
10,000,000 shares authorized. 2,150,000 shares 8.50% Series A cumulative redeemable issued and outstanding; 3,000,000 shares 8.08% Series B cumulative redeemable issued and outstanding. (No Series B outstanding at June 30, 2001.)	128,750	53.750
Common stock; $.01 par value, 100,000,000 shares authorized.
Shares issued and outstanding: 45,990,253 and 46,504,843 at
June 30, 2002 and 2001, respectively.	460	465
Additional paid-in capital	724,987	753,719

Total shareholders’ equity	854,197	807,934

Total liabilities and shareholders’ equity	$2,066,560	$1,746,472

BRE Properties, Inc.
Financial Summary
June 30, 2002

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Quarter ended		Six months ended
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
REVENUE
Rental income	$64,353	$60,482	$126,900	$120,957
Partnership and ancillary income	4,095	4,257	7,963	7,631
Other income	247	1,483	462	2,995

Total revenue	68,695	66,222	135,325	131,583
EXPENSES
Real estate expenses	19,301	17,386	37,574	34,941
Depreciation	11,607	9,896	22,364	19,158
Interest expense	13,678	12,176	26,766	24,207
General and administrative	2,410	2,560	4,613	4,915
Internet business (1)	—	2,855	—	7,163

Total expenses	46,996	44,873	91,317	90,384
Income before gains (losses) on sales of real estate investments and minority interest in consolidated subsidiaries	21,699	21,349	44,008	41,199
Gains (losses) on sales of real estate investments	—	—	—	—

Income before minority interest in consolidated subsidiaries	21,699	21,349	44,008	41,199
Minority interest	954	1,047	1,923	2,095

NET INCOME	$20,745	$20,302	$42,085	$39,104
DIVIDENDS ATTRIBUTABLE TO PREFERRED STOCK	1,308	1,142	2,450	2,284
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$19,437	$19,160	$39,635	$36,820

Net income per share—Basic	$0.42	$0.41	$0.86	$0.79

Net income per share—Assuming dilution	$0.42	$0.41	$0.86	$0.79

Funds from operations (2)	$32,169	$33,151	$64,319	$65,588
Per share funds from operations-Assuming dilution (2)	$0.67	$0.68	$1.34	$1.35
Weighted average shares outstanding—Basic	45,950	46,430	45,895	46,320
Weighted average shares outstanding—Assuming dilution	48,080	48,680	47,960	48,680

(1)
Internet business expenses relate to our prior investment in VelocityHSI, Inc. VelocityHSI filed for bankruptcy protection during third quarter 2001. BRE’s investment in and advances to VelocityHSI were written down to zero during second quarter 2001. A reserve of $2,400,000 for potential BRE liabilities related to VelocityHSI was provided for as part of our second quarter 2001 charge. Our investment in VelocityHSI was recorded under the equity method of accounting. The recognition of our portion of income or losses was recorded on a 90-day lag basis, with losses applied to the extent of our investment in and receivables from VelocityHSI, and was added back to determine FFO from real estate. The effect of including this expense in FFO would be ($ 0.06) and ($0.15) for the quarter and six months ended June 30, 2001, respectively. There is no impact from VelocityHSI in 2002.

(2)	Calculated using the FFO definition from NARElT’s October 1999 White Paper (as amended).

FORWARD LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this report on Form 8-K. These forward-looking statements pertain to, among other things, our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma, “ “estimates,” or “anticipates” or in their negative form or other variations, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized. The following factors, among others, could affect actual results and future events: defaults or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code as of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends, including interest rates, income tax laws, governmental regulation, legislation, population changes and other factors. Do not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no obligation to update forward-looking statements. For more details, please refer to the company’s SEC filings, including our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits: None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2002
By:	/s/ EDWARD F. LANGE, JR.
Edward F. Lange, Jr. Executive Vice President, Chief Financial Officer and Secretary